濟勝科技
DOWIN TECHNOLOGY

Letter of Authorization

A hereby appoints MJP HOLDINGS LTD. as the authorized dealer in Canada for the distribution, GYSUN OPTO-ELECTRONIC CO., LTD. , with full responsibility for reselling and offering the after sale service of the Goods, inform and support the customers with the original information from the manufactory.

It is hereby authorized.

Name of the Company: GYSUN OPTO-ELECTRONIC CO., LTD.

Official seal:

Print name: Bruce Du

Signature:

Title: General Manager

Date: January 1, 2012